Exhibit 10.1

Form of Loan Agreement

This Loan Agreement (this “Agreement”) is made as of this 11th day of July, 2023 by and between [_] (“Lender”) and Lakeshore Acquisition II Corp., a Cayman Islands exempted company (“SPAC” and/or “Borrower”).

WHEREAS, SPAC was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business; and

WHEREAS Nature’s Miracle, Inc., a Delaware corporation (“NMI”); has entered into a merger agreement on September 9, 2022 with the SPAC;

WHEREAS, SPAC, and the other parties named therein entered into a merger agreement and plan of merger dated September 9, 2022 (the “Acquisition Agreement”), pursuant to which, among other things, SPAC will reincorporate to the State of Delaware (the “Reincorporation”); and (ii) immediately after the Reincorporation, LBBB Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of PubCo (“Merger Sub”), will be merged with and into NMI, with NMI surviving as a wholly-owned subsidiary of Merger Sub (the “Merger”); and

WHEREAS, the proposed business combination is expected to be completed by or before October 11, 2023.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

ARTICLE I
DEFINITIONS

Section 1. Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined).

Section 1.01. Lending. Subject to the terms and conditions of this Agreement, “Lending” shall mean Lender’s promise to lend to Borrower a sum of $125,000.00 US Dollars on the condition that the aforementioned business combination will occur.

Section 1.02. Loan or Principal Amount. “Loan” or “Principal Amount” shall mean the sum of $125,000.00 U.S. Dollars.

Section 1.03. Closing. “Closing” shall mean July 11, 2023, 4:00pm ET.

Section 1.04. Merger Date. “Merger Date” shall mean the date when Lakeshore Acquisition II Corp. and Nature’s Miracle, Inc. have officially completed their merger.

Section 1.05. Applicable Interest Rate. “Applicable Interest Rate” shall mean 8% per annum.

Section 1.06. Repayment Date. “Repayment Date” shall mean November 11, 2023.

Section 1.07. Bonus Shares. “Bonus Shares” shall mean 12,500 shares of the company that survives after Merger Date, and said Shares should be registered through S-1 filing with SEC immediately after the Merger closing.

Section 1.08. Bank Account. “Bank Account” shall mean the bank account described in Exhibit “A.”

ARTICLE II

Amount and terms of lending

Section 2.01. Lending. Lender shall make the Loan to Borrower on Closing; provided that [(i) ]SPAC proceeds with the proposed merger as described in the Acquisition Agreement dated September 9, 2022[, and (ii) Deyin Chen (Bill) shall have made a loan of $125,000.00 US Dollars to the Borrower on substantially the same terms as this Agreement on or before Closing]1. The Loan shall be wired to the Bank Account.

Section 2.02. Repayment. Borrower shall pay Lender the Principal Amount on or before Repayment Date. Borrower acknowledges and agrees, however, that, if, for any reason, Lender does not receive the full amount of Principal Amount by Repayment Date, the outstanding and unpaid Principal Amount, shall bear interest at the Applicable Interest Rate, and shall be payable, with accrued interest, ON DEMAND.

Section 2.03. Bonus Shares. Borrower shall cause the new company that survives after the Merger pursuant to the Acquisition Agreement to issue Bonus Shares to Lender or its nominee no later than the Repayment Date or the Merger Date, whichever is earlier. All Bonus Shares must be registered under Lender’s or its nominee’s business name.

ARTICLE III

Representations, Warranties And Covenants of the Borrower

Borrower hereby represents and warrants to Lender on the date hereof and as of the Closing that:

Section 3.01 Organization. Borrower has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

[1]	The loan agreement with James Li includes a condition that Bill Chen shall have made the loan of $125,000 to the Borrower, which condition is not applicable to the loan agreement with Bill Chen.

Section 3.02 Authority; Non-Contravention. This Agreement has been validly authorized, executed and delivered by Borrower and, assuming the due authorization, execution and delivery thereof by Lender, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Borrower does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Borrower is a party which would prevent Borrower from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Borrower is subject.

Section 3.03 No Legal Advice from Lender. Borrower acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Borrower’s own legal counsel, investment and tax advisors. Borrower is not relying on any statements or representations of Lender or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

ARTICLE IV

Representations and Warranties of the Lender

Lender hereby represents and warrants to Borrower on the date hereof and as of the Closing that:

Section 4.01 Organization. Lender has the legal authority to execute, deliver and carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

Section 4.02 Authority; Non-Contravention. This Agreement is validly authorized, executed and delivered by Lender and assuming the due authorization, execution and delivery thereof by Borrower, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Lender does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Lender is a party which would prevent Lender from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Lender is subject.

Section 4.03 Governmental Approvals. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or other authority on the part of Lender required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

ARTICLE V
TRUST WAIVER

Section 5.01. Trust Waiver. The Lender has been provided a copy of the SPAC’s initial public offering (the “IPO”) prospectus dated March 8, 2022 (the “Prospectus”). Notwithstanding anything herein to the contrary, the Lender hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any amounts contained in the trust account in which the proceeds of the IPO conducted by the SPAC and the proceeds of the sale of securities in a private placement that occurred prior to the effectiveness of the IPO, as described in greater detail in the Prospectus, were placed, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim from the trust account or any distribution therefrom for any reason whatsoever. If the SPAC does not consummate a business combination, the Loan shall be repaid only from amounts remaining outside of the trust account, if any.

ARTICLE VI
Miscellaneous

Section 6.01 Disclosure. Notwithstanding anything in this Agreement to the contrary, the Borrower and SPAC shall not publicly disclose the name of Lender or any of its affiliates, or include the name of the Lender or any of its affiliates in any press release or in any filing with the Securities and Exchange Commission (the “Commission”) or any regulatory agency or trading market, without the prior written consent of the Lender, except (i) as required by the federal securities laws, and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of Nasdaq, in which case the Borrower and SPAC shall provide the Lender with prior written notice of such disclosure, and shall reasonably consult with the Lender regarding such disclosure.

Section 6.02 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission or scanned copy, and any such executed facsimile or scanned copy shall be treated as an original.

Section 6.03 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of State of New York.

Section 6.04. Venue. The venue for any action taken with respect to this Agreement shall be any state or federal court in New York County in the State of New York.

Section 6.05 Remedies Cumulative. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement. Accordingly, Borrower and SPAC hereby agree that Lender is entitled to an injunction prohibiting any conduct by the Borrower or SPAC in violation of this Agreement and Borrower and SPAC shall not seek the posting of any bond in connection with such request for an injunction. Furthermore, in any action by Lender to enforce this Agreement, Borrower and SPAC waive their right to assert any counterclaims and its right to assert set-off as a defense. The prevailing party agrees to pay all costs and expenses, including reasonable attorneys’ and experts’ fees that such prevailing party may incur in connection with the enforcement of this Agreement.

Section 6.06 Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 6.07 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

Section 6.08 Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

Section 6.09 Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement nor any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

Lender: [_]

By:
Name:
Email:

Borrower: LAKESHORE ACQUISITION II CORP.

By:
Name:	Bill Chen
Title:	Chief Executive Officer

Exhibit A

Wiring Instructions